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                                                                    EXHIBIT 23.1

                         Consent of Independent Auditors

We consent to the incorporation by reference in this Annual Report (Form 10-K) of Boston Scientific Corporation of our report dated February 16, 1999, included in the 1998 Annual Report to Shareholders of Boston Scientific Corporation.

Our audits also included the financial statement schedule of Boston Scientific Corporation listed in Item 14(a). This schedule is the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits. In our opinion, the financial statement schedule referred to above, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

We also consent to the incorporation by reference in the Registration Statements (Forms S-8 Nos. 33-57242, 33-89772, 33-93790, 33-99766,
33-80265, 333-02256, 333-25033, and 333-25037) and in the Registration
Statements (Forms S-3 Nos. 333-37255, 333-64887, and 333-64991) of our report dated February 16, 1999, with respect to the consolidated financial statements incorporated herein by reference, and our report included in the preceding paragraph with respect to the financial statement schedule included in this Annual Report (Form 10-K) of Boston Scientific Corporation.


                                                              ERNST & YOUNG LLP

Boston, Massachusetts
March 25, 1999